Exhibit 10.1 Form of Securities Purchase Agreement

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May __, 2017, is entered into by and between BIOHITECH GLOBAL, INC., a Delaware corporation, (the “Company”) and each purchaser identified on the signature page hereto (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, upon the terms and subject to the conditions of this Agreement, for a minimum investment amount of One Hundred Thousand Dollars ($100,000), securities consisting of (i) the Company’s Original Issue Discount Convertible Promissory Notes due one year from their date of issuance (the “Notes”), the form of which is attached as Exhibit A hereto, which will be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the minimum principal amount of One Hundred Thousand ($100,000), (the “Principal Amount”); and (ii) Warrants to purchase a number of shares of Common Stock equal to one-half of the Principal Amount divided by the Conversion Price, as that term is defined herein, at the exercisable price of $3.75 per share (the “Exercise Price”) (the “Warrants,” and together with the Notes, the “Securities”), the form of which is attached as Exhibit B hereto; and

WHEREAS, the Purchaser acknowledges that the Notes and Warrants purchased hereby are part of a series of notes and warrants issued by the Company in the aggregate principal amount of up to One Million Dollars ($1,000,000.00), for an aggregate proceeds of up to Nine Hundred Thousand and 00/100 Dollars ($900,000.00), with an additional option on the part of the Company to offer and sell an additional Two Hundred and Fifty Thousand ($250,000.00) of Notes and Warrants.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           DEFINITIONS; AGREEMENT TO PURCHASE.

a.           Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)          “Closing Date” means the date on which one the Closing is held.

(ii)         “Common Stock” shall have the meaning ascribed to such term in the Recitals.

(iii)        “Conversion Price” means the Conversion Price of $3.00 per share of Common Stock, as more fully defined in the Notes.

(iv)        “Dollars” or “$” means United States Dollars.

(v)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(vi)        “Material Adverse Effect” means a material adverse effect on the business, operations or condition (financial or otherwise), prospects or results of operation of the Company and its Subsidiaries taken as a whole, in the sole and absolute discretion of the Purchaser, irrespective of any finding of fault, magnitude of liability (or lack of financial liability) or purported lack of materiality (it being understood that the mere finding of any such violation is in itself material and adverse). Without limiting the generality of the foregoing, the occurrence of any of the following, in the sole and absolute discretion of the Purchaser, shall be considered a Material Adverse Effect: (i) any final money, judgment, writ or warrant of attachment, or similar process (including an arbitral determination) in excess of Fifty Thousand Dollars ($50,000) shall be entered or filed against the Company or any of its Subsidiaries (including, in any event, products liability claims against the Company or its Subsidiaries), (ii) the suspension or withdrawal of any governmental authority or permit pertaining to a material amount of the Company’s or any Subsidiary’s products or services, or (iii) an action by a regulatory agency or governmental body affecting the Common Stock (including, without limitation, (1) the commencement of any regulatory investigation of which the Company is aware, the suspension of trading of the Common Stock by the Financial Industry Regulation Authority (“FINRA”), the SEC, the OTC Bulletin Board (“OTCBB”) or the OTC Markets Group, Inc., the failure of the Common Stock to be DTC eligible or the placing of the Common Stock on the DTC “chill list” or (2) the engaging in any market manipulation or other unlawful or improper trading or other activity by any Affiliate).

(vii)       “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(viii)      “Purchase Price” means the price that the Purchaser pays for the Securities at the Closing.

(ix)         “Registrable Securities” shall mean the Shares and, to the extent applicable, any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of such Shares.

(x)          “Registration Statement” shall mean a registration statement on Form S-1 (or any successor(s) thereto) filed or contemplated to be filed by the Company with the SEC under the Securities Act.

(xi)         “Securities” means the Notes, the Warrants and the Shares.

(xii)        “Shares” means the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants.

2

(xiii)       “Closing Date” shall have the meaning ascribed to such term in Section 5(a).

(xiv)      “Subsidiary” shall have the meaning ascribed to such term in Section 3(b).

(xv)       “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, and the other agreements, documents and instruments contemplated hereby or thereby.

(xvi)      “Transfer Agent” shall have the meaning ascribed to such term in Section 4(a).

b.           Purchase and Sale of Securities.

(i)          The Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, the Securities on the terms and conditions set forth below in this Agreement and the other Transaction Documents.

(ii)         Subject to the terms and conditions of this Agreement and the other Transaction Documents, the Purchaser will purchase the Securities on the Closing Date.

2.           PURCHASER’S REPRESENTATIONS, WARRANTIES, ETC.

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

a.           Investment Purpose. Without limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement, the Purchaser is purchasing the Securities, and will be acquiring the Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.          Accredited Investor Status. Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c.           Subsequent Offers and Sales. All subsequent offers and sales of the Securities or Shares by the Purchaser shall be made pursuant to registration of the Securities or Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

3

d.          Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

e.           Information. Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. Purchaser and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Purchaser has also had the opportunity to obtain and to review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Reports on Forms 10-Q and 10-Q/A (if applicable) for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, including the financial statements included therein (the “SEC Documents”).

f.           Investment Risk. Purchaser understands that its investment in the Securities involves a high degree of risk, including the risk of loss of the Purchaser’s entire investment.

g.           Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.           Organization; Authorization. If an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Purchaser and create a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.            Residency. The state in which any offer to purchase shares hereunder was made to or accepted by Purchaser is the state shown as the Purchaser’s address contained herein.

3.           COMPANY REPRESENTATIONS AND WARRANTIES, ETC.

The Company represents and warrants to the Purchaser that:

a.           Concerning the Securities. There are no preemptive rights of any stockholder of the Company to acquire the Securities.

4

b.           Organization; Subsidiaries; Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate or other power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Common Stock is listed and traded on the OTCQB Market of the OTC Markets Group, Inc. (trading symbol: BHTG). The Company has received no notice, either oral or written, from FINRA, the SEC, or any other organization, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

c.           Authorized Shares. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all derivative securities authorized. The Shares have been duly authorized and, when issued upon conversion of the Notes or upon exercise of the Warrants, the Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Company shall keep available and reserved for issuance to the holders of the Securities shares of Common Stock duly authorized for issuance against the Securities.

d.           Authorization. This Agreement, the issuance of the Securities (including without limitation the incurrence of indebtedness thereunder), the issuance of the Shares, and the other transactions contemplated by the Transaction Documents, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.           Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement and the Securities (including without limitation the incurrence of indebtedness thereunder) do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company’s securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company’s listing agreement for its Common Stock (if applicable), except such conflict, breach or default which would not have a Material Adverse Effect.

5

f.           Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Purchaser as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

g.           SEC Filings; Rule 144 Status. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such time.

h.           Absence of Certain Changes. Since September 3, 2016, when viewed from the perspective of the Company and its Subsidiaries taken as a whole, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries (including, without limitation, a change or development which constitutes, or with the passage of time is reasonably likely to become, a Material Adverse Effect), except as disclosed in the SEC Documents. Since September 30, 2016, except as provided in the SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.            Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Purchaser that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Purchaser in the Transaction Documents.

6

j.            Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

k.           Absence of Events of Default. No Event of Default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

l.            No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the SEC Documents or those incurred in the ordinary course of the Company’s business since September 30, 2016, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

m.          No Integrated Offering. Neither the Company nor any of its affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time during the six month period immediately prior to the date of this Agreement made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n.          Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the SEC Documents. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

7

o.           Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

s.           Brokers. No Person is entitled to receive any consideration from the Company or the Purchaser arising from any finder’s agreement, brokerage agreement or other agreement to which the Company is a party.

4.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Transfer Restrictions. The parties acknowledge and agree that (1) the Securities have not been registered under the provisions of the 1933 Act and the Shares have not been registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities or Shares under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, (3) at the request of the Purchaser, the Company shall, from time to time, within two (2) business days of such request, at the sole cost and expense of the Company, either (i) deliver to its transfer agent and registrar for the Common Stock (the “Transfer Agent”) a written letter instructing and authorizing the Transfer Agent to process transfers of the Shares at such time as the Purchaser has held the Securities for the minimum holding period permitted under Rule 144, subject to the Purchaser’s providing to the Transfer Agent certain customary representations contemporaneously with any requested transfer, or (ii) at the Purchaser’s option or if the Transfer Agent requires further confirmation of the availability of an exemption from registration, furnish to the Purchaser an opinion of the Company’s counsel in favor of the Purchaser (and, at the request of the Purchaser, any agent of the Purchaser, including but not limited to the Purchaser’s broker or clearing firm) and the Transfer Agent, reasonably satisfactory in form, scope and substance to the Purchaser and the Transfer Agent, to the effect that a contemporaneously requested transfer of shares does not require registration under the 1933 Act, pursuant to the 1933 Act, Rule 144 or other regulations promulgated under the 1933 Act and (4) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to this Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

8

b.           Restrictive Legend. The Purchaser acknowledges and agrees that the Notes, Warrants, and, until such time as the Shares have been registered under the 1933 Act as contemplated hereby and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities or Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities or Shares):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE] NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c.           Piggy-back Registration Rights. From and after the Closing Date and until eighteen (18) months after the Closing Date, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities, the Company will at each such time give prompt written notice to Purchaser of its intention to do so and of the registration rights granted under this Agreement. Upon the written request of Purchaser made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Purchaser and the intended method of disposition thereof), the Company will, at its sole cost and expense, use its best efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by Investments and/or Purchaser, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by Investments and/or Purchaser, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register; provided, that if the Company is unable to register the full amount of Registrable Securities in an “at the market offering” under SEC rules and regulations due to the high percentage of the Company’s Common Stock the Registrable Securities represents (giving effect to all other securities being registered in the Registration Statement), then the Company may reduce, on a pro rata basis, the amount of Registrable Securities subject to the Registration Statement to a lesser amount which equals the maximum number of Registrable Securities that the Company is permitted to register in an “at the market offering”; and provided, further, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination and/or the Purchaser and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If Purchaser shall have transferred all or part of its Registrable Securities, then for purposes of this Section, the term “Purchaser” shall reference Purchaser and/or such transferee(s).

9

d.           Securities Filings. The Company undertakes and agrees, with the cooperation of the Investor, to make all necessary filings (including, without limitation, a Form D) in connection with the sale of the Securities to the Purchaser required under any United States laws and regulations applicable to the Company (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

e.           Reporting Status; Public Trading Market; DTC Eligibility. So long as the Purchaser beneficially owns any Notes or Warrants , (i) the Company shall timely file, prior to or on the date when due, all reports that would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company had securities registered under Section 12(b) or 12(g) of the Exchange Act; (ii) the Company shall not be operated as, or report, to the SEC or any other Person, that the Company is a “shell company” or indicate to the contrary to the SEC or any other Person; (iii) the Company shall take all other action under its control necessary to ensure the availability of Rule 144 under the 1933 Act for the sale of Shares by the Purchaser at the earliest possible date; and (iv) the Company shall at all times while any Notes or Warrants are outstanding maintain its engagement of an independent registered public accounting firm. Except as otherwise set forth in Transaction Documents, the Company shall take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the OTC Markets, Inc. (“OTCM”), and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Financial Industry Regulatory Authority (“FINRA”).

10

f.           Restrictions on Transfer of Entsorga and AVWC Interests. The Company hereby represents and warrants that from the date hereof until the Note is no longer outstanding, the Company shall not, directly, indirectly, voluntarily or involuntarily (including pursuant to operation of law) sell, transfer, or assign; (a) any of the common units (the “Units”) owned by the Company, directly or indirectly, in Entsorga West Virginia LLC, a Delaware limited liability company (“Entsorga”); or (b) any of the common units (the “Units”) owned by the Company, directly or indirectly, in Apple Valley Waste Conversions LLC, a Delaware limited liability company (“AVWC”). Transactions between the Company and its subsidiaries ("Inter-Company Transactions") shall be permitted provided that a majority of the Note holders, based on the then outstanding principal balances, consent to such sale, transfer or assignment and all parties subject to any Inter-Company Transactions agree to be bound by the restrictions in this subsection f. and the security interest set forth in subsection g hereof.

g.           Security Interest. The Note shall be secured by, and the Company hereby grants the Purchaser a security interest, in:

(i) all of the Company’s right, on a pari passu basis with the other Purchasers in this Offering, to any and all of the proceeds resulting from the Company's ownership of the Units, including but not limited to, future cash flows, profits, or other distributions resulting from operations, capital or other any activity (the “Entsorga Proceeds”). The Company agrees to hold any Entsorga Proceeds actually received in a segregated account until such time as the Notes are either paid in full or converted. On the maturity of the Note, the Company shall use any available Unit Proceeds for the repayment until such time as the Notes are paid in full; and

(ii) the Company’s membership interests in AVWC, representing approximately thirty-one percent (31%) of AVWC’s outstanding ownership. AVWC holds the exclusive development rights for the high efficiency biological treatment technology (HeBiot) licensed from Entsorgafin S.p.A., an Italian company (“Entsorgafin”) in 11 Northeast States of the United States and the District of Columbia.

h.           Right of Participation. For five (5) years from the date hereof or for the period during which the Company has provided Project Notices (defined below) to six (6) rights to participate, as further described, whichever is longer, the Purchaser shall have the right to participate in the external financing of Company’s projects in which the Company shall develop, improve or otherwise use the High Efficiency Biological Treatment (“HEBioT”) technology (the “Technology”) licensed from Entsorgafin to AVWC (a “Covered Project”) in an amount pari passu with the other Purchasers in this Offering up to twenty percent (20%) of the aggregate of the Company’s investment in the Covered Project. The right to participate, is a right to participate in the equity portion of a Covered Project that the Company anticipates (i) the construction and other tangible based costs will be financed through a construction or project type financing, (ii) will require an amount of “owner’s equity” or “Equity Portion” in the overall project to consummate construction or project type financing, and (iii) it will be seeking external financing to fund the Equity Portion of a Covered Project. The Company shall give a notice to the Purchaser, no sooner than having received final approvals as required for the construction and operation of a Covered Project or having incurred at least $1,000,000 in initial development related costs and no later than having negotiated the level of Equity Portion required by the anticipated lender for such Covered Project, via facsimile or email that it has agreed to terms for a Covered Project and a description of the terms of such Covered Project (the “Project Notice”). The Purchaser shall have ten (10) days after receipt of such Project Notice that the Purchaser intends to exercise its right to participate in a Covered Project and the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Project Notice. If the Company receives no such notice from a Purchaser as of such time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate. If the Purchaser elects to participate in a Covered Project, the Company and any and participating Purchasers shall form a special purpose entity, on terms agreeable to the Company and the Purchasers, for the purpose of investing in such Covered Project. Under no circumstances shall the right of participation described herein expire earlier than as set forth above and the Company shall not undertake any act, or enter into any transaction, that would directly or indirectly impair such right of participation prior to the agreed expiration date.

11

5.           CLOSING.

a.           Closing. Promptly upon the execution and delivery of this Agreement, the Notes, and all conditions in Sections 6 and 7 herein are met (the “Closing Date”), (A) the Company shall deliver to the Purchaser the following: (i) the Notes; (ii) the Warrants; and (ii) duly executed counterparts of the other Transaction Documents; and (B) the Purchaser shall deliver to the Company the following: (i) the purchase price set forth on the signature page hereof (the “Purchase Price”) and (ii) duly executed counterparts of the Transaction Documents (as applicable).

b.           Location and Time of Closings. Each Closing shall be deemed to occur on the related Closing Date at the office of the Company’s counsel and shall take place no later than 5:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Purchaser.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell the Notes and Warrants to the Purchaser pursuant to this Agreement on each Closing Date is conditioned upon:

a.           Purchase Price. Delivery to the Company of good funds as payment in full of the Purchase Price for the Securities at the Closing in accordance with this Agreement;

b.           Representations and Warranties; Covenants. The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date, and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser required to be performed on or before such date; and

c.           Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7.           CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The Purchaser’s obligation to purchase the Notes and Warrants at each Closing is conditioned upon:

12

a.           Transaction Documents. The execution and delivery of this Agreement by the Company;

b.           Securities. Delivery by the Company to the Purchaser of the Notes and Warrants to be purchased in accordance with this Agreement;

c.           Section 4(2) Exemption. The Notes and Warrants sold pursuant to the Transaction Documents shall be exempt from registration under the Securities Act of 1933 (as amended), pursuant to Section 4(2) thereof;

d.           Representations and Warranties; Covenants. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

8.           GOVERNING LAW; MISCELLANEOUS.

a.           Governing Law. This Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

b.           Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.           Construction. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.           Facsimiles; E-mails. A facsimile or email transmission of this signed Agreement or a Notice of Conversion under the Notes or Notice of Exercise under the Warrants shall be legal and binding on all parties hereto. Such electronic signatures shall be the equivalent of original signatures.

f.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.          Enforceability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

13

i.            Amendment. This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

j.            Entire Agreement. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k.           No Strict Construction. This Agreement shall be construed as if both Parties had equal say in its drafting, and thus shall not be construed against the drafter.

l.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.           NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.           the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.           the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.           the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	BioHiTech Global, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977
Attention:
Email:

14

With copies to (which shall not constitute notice):

PURCHASER:

To the address set forth on the signature page hereof.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the undersigned has executed this SECURITIES PURCHASE Agreement on the date set forth below.

The undersigned is subscribing for [_________] Note(s) at the purchase price of $100,000 per Note for an aggregate investment of [$______].

The Note(s) is/are to be issued in the name of (check one box):

____	individual name
____	joint tenants with rights of survivorship
____	tenants in the entirety
____	corporation (an officer must sign)
____	Partnership (all general partners must sign)

Date:

Print Name of Investor:

Signature of Investor:
(and title if signing on behalf of an entity)

Print Name of Joint Investor:

Signature of Joint Investor:

Address of Investor:

Social Security Number (if individual):

Tax Identification Number (if entity):

State of Organization (if entity):

AGREED TO AND ACCEPTED:

As of _______, 2017

BIOHITECH GLOBAL, INC.

By:
Name:
Title: